UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  December 1, 2003

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                                  75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

Item  2.  Acquisition  or  Disposition  of  Assets

On December 1, 2003, Pegasus Solutions, Inc. (including wholly-owned subsidiaries, "Pegasus"), a Delaware corporation, completed the acquisition (the "Acquisition") of all of the outstanding securities of Unirez, a hotel reservations services company from Rodney Wise, Dwight W. Hendrickson, William St.Angelo, James R. Smith and Robert Bayless, the securitityholders of Unirez. The Acquisition was consummated pursuant to a Stock Purchase Agreement dated October 24, 2003 and an Amendment to the Stock Purchase Agreement dated November 24, 2003, which are attached hereto as Exhibit 2.1. In consideration for the Acquisition, Pegasus delivered to the securityholders of Unirez, on a pro rata basis, $35 million in cash and will deliver $3 million in cash on December 1, 2004, subject to certain conditions and post-closing adjustments. The Acquisition qualifies for a joint election tax benefit under Section 338(h)(10), which allows goodwill to be fully deductible for tax purposes over a period of 15 years. This benefit and other actions taken in connection with the closing of the transaction are expected to generate approximately $10 million in future tax savings that will effectively reduce the purchase price. The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, as amended. Pegasus utilized cash proceeds from its previously completed convertible debt offering to fund the acquisition.

Dallas-based Unirez serves independent properties and small group hotels by providing central reservation services that enable distribution of room inventory through Global Distribution Systems (GDSs) and Internet channels. Unirez's primary assets include its software and intangible assets such as customer service agreements. Under prior contractual agreements, Pegasus has provided electronic distribution services to Unirez since January 21, 2000. The purchase price was determined on the basis of arms-length negotiations between the parties.



Item  7.  Financial  Statements,  Pro  Forma  Financial Information and Exhibits

(a)  Financial  Statements

The required financial statements will be filed as soon as practicable, but not later than 75 days after the effectiveness of the Acquisition.

(b)  Pro  Forma  Financial  Statements

The required pro forma financial statements will be filed as soon as practicable, but not later than 75 days after the effectiveness of the Acquisition.

(c)  Exhibits

Exhibit Number     Description

2.1 Stock Purchase Agreement by and among Pegasus Solutions, Inc., a Delaware corporation, and each Shareholder of Unirez, Inc. dated October 24, 2003, and the Amendment to the Stock Purchase Agreement dated November 24, 2003

99.1     Press  release  issued  December  3,  2003  by  the  Registrant

99.2     Press  release  issued  December  3,  2003  by  the  Registrant

Item  9.  Regulation  FD  Disclosure

On December 3, 2003, Pegasus issued a press release announcing the completion of the acquisition of Unirez. A copy of Pegasus' press release is furnished as
Exhibit 99.1. On December 3, 2003, Pegasus issued a press release announcing updated financial guidance for the fourth quarter ended December 31, 2003 and introducing preliminary financial guidance for full year 2004. A copy of Pegasus' press release is furnished as Exhibit 99.2.

The information included in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PEGASUS SOLUTIONS, INC.


December  3,  2003                              /s/  SUSAN  K.  COLE
                                                -------------------------
                                                Chief  Financial  Officer

EXHIBIT  INDEX


Exhibit  Number     Description

2.1 Stock Purchase Agreement by and among Pegasus Solutions, Inc., a Delaware corporation, and each Shareholder of Unirez, Inc. dated October 24, 2003, and the Amendment to the Stock Purchase Agreement dated November 24, 2003

99.1     Press  release  issued  December  3,  2003  by  the  Registrant

99.2     Press  release  issued  December  3,  2003  by  the  Registrant